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                                  [LETTERHEAD]


                                 August 16, 1996



Burnham Pacific Properties, Inc.
610 West Ash Street
San Diego, CA  92101

     Re:  Burnham Pacific Properties, Inc.
          Registration on Form S-8 of Additional
          Securities Under Stock Option Plan
          ---------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,361,000 additional shares (the "Shares") of Common Stock, no par value per share (the "Common Stock"), of Burnham Pacific Properties, Inc. (the "Company") which may be issued pursuant to the Company's Stock Option Plan following the amendment of the Stock Option Plan adopted by the Company's Board of Directors on November 28, 1995 that authorized the addition of the Shares and the approval of that amendment and of another amendment (collectively the "Amendments") by the shareholders of the Company on May 17, 1996. As used hereinafter, "Plan" refers to the Company's Stock Option Plan, Amended and Restated as of July 26, 1993 and "Amended Plan" refers to the Plan as amended by the Amendments and as restated in the document identified as the Burnham Pacific Properties, Inc. Stock Option Plan, Amended and Restated as of May 17, 1996.

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan and the Amendments; the Amended Plan; the Articles of Incorporation and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Statement on Form S-8 under the Act relating to the Shares; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares upon the exercise of options granted under the Amended Plan and upon the Company's receipt of the consideration for the Shares provided for in such options in accordance with the terms of the Amended Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.



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Burnham Pacific Properties, Inc.
August 16, 1996
Page 2


     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                        Very truly yours,



                                        Goodwin, Procter & Hoar  LLP


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